EXHIBIT 23.1

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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-73186) of Anchor Financial Corporation of our report dated February 1, 1996 appearing on page 23 of the 1995 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.

(Signature of Price Waterhouse LLP)

PRICE WATERHOUSE LLP

Columbia, South Carolina
March 21, 1996

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                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-84008) of Anchor Financial Corporation of our report dated February 1, 1996 appearing on page 23 of the 1995 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.

(Signature of Price Waterhouse LLP)

PRICE WATERHOUSE LLP

Columbia, South Carolina
March 21, 1996


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